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                                                                  EXHIBIT 4.5(b)


                      AMENDMENT NO. 2 TO CREDIT AGREEMENT

                 AMENDMENT dated as of May 28, 1993 among CABOT OIL & GAS CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                             W I T N E S S E T H :

                 WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of January 15, 1990, as amended and restated by an Amended and Restated Credit Agreement dated as of December 10, 1990 and as amended by Amendment No. 1 dated February 14, 1992 (the "Existing Agreement"); and

                 WHEREAS, the parties hereto desire to amend the Existing Agreement as set forth below.

                 NOW, THEREFORE, the parties hereto agree as follows:

                 SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Existing Agreement shall have the meaning assigned to such term in the Existing Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Existing Agreement shall from and after the date hereof refer to the Existing Agreement as amended hereby.

                 SECTION 2. Amendment of Section 1.01 of the Existing Agreement. The definition of "Conversion Date" contained in Section 1.01 of the Existing Agreement is
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amended by replacing the reference to the date June 1, 1993 with the date July
1, 1993.

                 SECTION 3. Amendment of Section 2.13 of the Existing Agreement. The first sentence of Section 2.13 of the Existing Agreement is amended by replacing the reference to the date June 1, 1993 with the date July 1, 1993.

                 SECTION 4. NEW YORK LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 5. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and each of the Banks listed on the signature pages hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                              CABOT OIL & GAS CORPORATION

                                              By: /s/ ROGER J. KLATT
                                                  Title: Vice President and
                                                         Chief Financial Officer


                                              MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK

                                              By: /s/ PHILIP W. MCNEAL
                                                  Title: VICE PRESIDENT





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                                               J.P. MORGAN DELAWARE

                                               By: /s/ PHILIP S. WITGERS
                                                   Title: VICE PRESIDENT


                                               TEXAS COMMERCE BANK, N.A.

                                               By: /s/ LORI VETTERS
                                                   Title: VICE PRESIDENT


                                               NATIONS BANK OF TEXAS, N.A.

                                               By: /s/ KRISTEN B. PALMER
                                                   Title: VICE PRESIDENT


                                               THE FIRST NATIONAL BANK OF
                                                 BOSTON

                                               By: /s/ MICHAEL CANE
                                                   Title: DIRECTOR


                                               MORGAN GUARANTY TRUST COMPANY
                                                 OF NEW YORK, as Agent

                                               By: /s/ PHILIP W. MCNEAL
                                                   Title: VICE PRESIDENT





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